EXHIBIT 10.15

AMENDMENT TO AGREEMENT

THIS AMENDMENT to that certain agreement entered into as of October 30 2006 (the “Wohlberg Agreement”) by and between Optical Molecular Imaging, Inc., now known as ImmunoCellular Therapeutics, Ltd. (“ICT”) and David Wohlberg (“Wohlberg”) (together, the “Parties”) is entered into by the Parties with reference to the following facts:

A. ICT and Wohlberg previously entered into the Wohlberg Agreement, specifying the terms and conditions under which Wohlberg would serve ICT as its President and Chief Operating Officer; and

B. ICT and Wohlberg wish to amend certain provisions of the Wohlberg Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Paragraph 1 Amendment. Paragraph 1 of the Wohlberg Agreement is hereby amended by replacing the last sentence of Paragraph 1 with the following sentence:

“Wohlberg shall perform the Services on a part-time basis through May 31, 2007, and commencing on June 1, 2007, on a full-time basis during the Company’s normal business hours.”

2. Paragraph 3.1 Amendment. Paragraph 3.1 of the Wohlberg Agreement is hereby amended by replacing the second sentence of Paragraph 3.1 with the following sentence:

As payment in full for the Services during the term of the Agreement, the Company shall grant to Wohlberg options to purchase 95,000 shares of the Company’s common stock (the “New Options”), which shall vest quarterly over the one-year term of this Agreement, and a salary of $2,000 per month, which shall increase to $2,500 per month immediately upon the Company signing the definitive License Agreement with Cedars-Sinai Medical Center and which shall increase to $10,000 per month effective as of June 1, 2007.

3. Continuation of Wohlberg Agreement. Except as modified above, all of the provisions of the Wohlberg Agreement, including the right of either of the Parties to terminate the Wohlberg Agreement without cause upon 30 days written notice, shall continue in full force and effect.

THIS AMENDMENT TO AGREEMENT, together with the Wohlberg Agreement as modified by this Amendment to Agreement, constitutes the entire agreement of ICT and Wohlberg pertaining to the subject matter of this Amendment to Agreement and the Wohlberg Agreement. This Amendment to Agreement may be executed in one or more counterparts, each of which is an original and all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, ICT and Wohlberg have executed this Amendment to Agreement as of June 28, 2007.

IMMUNOCELLULAR THERAPEUTICS, LTD.

/s/ David Wohlberg	By:	/s/ Sanford J. Hillsberg
David Wohlberg		Sanford J. Hillsberg
Secretary

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